AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1999

                                                     REGISTRATION NO. 333- 90881
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                        SAVVIS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                               6719                       43-1809960
(State or other jurisdiction of        (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)        Classification Code Number)       Identification Number)

                                 ---------------
                        SAVVIS Communications Corporation
                           12007 Sunrise Valley Drive
                                Reston, VA 20191
                                 (877) 728-8474
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------
                             Steven M. Gallant, Esq.
                  Vice President, General Counsel and Secretary
                        SAVVIS Communications Corporation
                           12007 Sunrise Valley Drive
                                Reston, VA 20191
                                 (877) 728-8474
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                   Copies to:
Christine M. Pallares, Esq.                            Andrew R. Schleider, Esq.
  Hogan & Hartson L.L.P.                              Jeanne M. Campanelli, Esq.
     885 Third Avenue                                     Shearman & Sterling
    New York, NY 10022                                   599 Lexington Avenue
      (212) 409-9800                                      New York, NY 10022
                                                            (212) 848-4000
                                 ---------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                                 ---------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee and the NASD filing fee.

      Amount
      ------

      SEC registration fee........................................   $ 20,850
      NASD filing fee.............................................      8,000
      Nasdaq National Market listing fee..........................        *
      Blue sky fees and expenses..................................        *
      Accounting fees and expenses................................        *
      Legal fees and expenses.....................................        *
      Printing and engraving expenses.............................        *
      Transfer agent fees and expenses............................        *
      Miscellaneous expenses......................................        *
                                                                     --------
           Total.................................................    $    *
                                                                     ========

       -------------
      * To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

         The Registrant's certificate of incorporation contains provisions that provide that no director of the Registrant shall be liable for breach of fiduciary duty as a director, except for (1) any breach of the directors' duty of loyalty to the Registrant or its stockholders;

(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit. The indemnification provided under the Registrant's certificate of incorporation includes the right to be paid expenses in advance of any proceeding for which indemnification may be had, provided that the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         Since the Registrant's formation on March 3, 1998, it has issued and sold the securities described below in the following unregistered transactions:

          (1) On March 4, 1998, in connection with its formation, the Registrant issued 1,606,682 shares of its common stock in exchange for all of the outstanding common stock of SAVVIS Communications Corporation, a Missouri corporation ("SCC"), in connection with the reorganization of SCC and SAVVIS Communications Enterprises, L.L.C., a Missouri limited liability company (the "LLC").

          (2) Between March and July 1998, in a series of related transactions, the Registrant sold to First Union Capital Partners, Inc., BCI Growth IV, L.P. and R-H Capital Partners, L.P. a total of 18,226,228 shares of its Series C Redeemable Preferred Stock for $18,226,228; to J.P. Morgan Investment Corporation and Sixty Wall Street SBIC Fund, L.P. a total of 8,000,000 shares of its Series C Redeemable Preferred Stock for $8,000,000; and to the holders of convertible promissory notes of SCC and the LLC a total of 3,773,772 shares of its Series C Redeemable Preferred Stock in exchange for all the outstanding notes. The Registrant issued to these investors warrants to purchase up to a total of 10,334,327 shares of its common stock, at an exercise price of $.01 per share.

          (3) On March 4, 1998, the Registrant issued 502,410 shares of its Series A Convertible Preferred Stock in exchange for all of the outstanding shares of SCC's Series A Convertible Preferred Stock. In addition, the Registrant issued warrants to purchase up to 15,000 shares of its Series A Convertible Preferred Stock at an exercise price of $10.64 per share in exchange for warrants to purchase an equal amount of shares of SCC's Series A Convertible Preferred Stock, and warrants to purchase up to 349,228 shares of its common stock at an exercise price of $4.13 per share in exchange for warrants to purchase an equal amount of shares of SCC's common stock.

          (4) On March 4, 1998, the Registrant issued 5,649,241 shares of its Series B Convertible Preferred Stock in exchange for an equal amount of Class B shares of the LLC.

          (5) On March 4, 1998, the Registrant issued 728,575 shares of its common stock in exchange for the outstanding securities of Interconnected Associates, Inc.

          (6) Between May 1998 and March 1999, the Registrant issued options to purchase a total of 1,560,968 shares of its common stock to a total of 177 employees, at exercise prices ranging from $.40 to $1.10 per share. These options were granted under the Registrant's 1998 Stock Option Plan.

          (7) Between July and October 1999, the Registrant granted options to purchase 3,674,000 shares of the Registrant's common stock to 121 employees of Bridge Information Systems, Inc. at an exercise price of $.50 per share. In that same period, the Registrant granted options to purchase up to 2,575,250 shares of its common stock to 92 of its employees at an exercise price of $.50 per share. All of these options were granted pursuant to the Registrant's 1999 Stock Option Plan. On that same date, the Registrant offered its employees an election to convert options to purchase 236,882 shares of common stock of Bridge into options to purchase 236,882 shares of common stock of the Registrant at an exercise price of $.50 per share.

          (8) During 1998 and 1999, Registrant issued 92,565 shares of its common stock pursuant to the exercise of stock options by its employees for an aggregate purchase price of $36,100.

         The Registrant issued the securities described above in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act, or Regulation D promulgated under Section 4(2) of the Securities Act, or, with respect to issuances to employees, or employees of Bridge, Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in these transactions represented their intentions to acquire these securities for investment only and not with a view to or for sale in connection with any distribution of the securities. In addition, appropriate legends were affixed to the instruments representing the securities issued in these transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Number    Exhibit Description
------    -------------------


1.1*      Form of Underwriting Agreement

3.1**     Amended and Restated Certificate of Incorporation of the Registrant

3.2**     Amended and Restated Bylaws of the Registrant

4.1*      Form of Common Stock Certificate

5.1*      Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being offered

10.1**    1999 Stock Option Plan

10.2*     Form of Incentive Stock Option Agreement under the 1999 Stock Option Plan

                                     II-3



10.3*     Form of Incentive Stock Option Agreement under the 1999 Stock Option Plan

10.4*     Form of Non-Qualified Stock Option Agreement under the 1999 Stock Option
          Plan

10.5*     Amended and Restated Agreement and Plan of Merger, dated March 9, 1999, among the Registrant, SAVVIS Acquisition Corp.
          and Bridge Information Systems, Inc.

10.6*     Employment Agreement, dated December 4, 1998, between the Registrant and Clyde A. Heintzelman

10.7*     Letter Agreement, dated November  12, 1999, between the Registrant and Clyde A. Heintzelman

10.8*     Letter Agreement, dated June 14, 1999, between the Registrant and David J. Frear

10.9*     Letter Agreement, dated September 30, 1999, between the Registrant and James D. Mori

10.10*    Form of Master Establishment and Transition Agreement between the Registrant and Bridge Information Systems, Inc.

10.11*    Form of Administrative Services Agreement between SAVVIS Communications Corporation and Bridge Information Systems,
          Inc.

10.12*    Form of Equipment Colocation Permit between the Registrant and Bridge Information Systems, Inc.

10.13+    Form  of  Network  Services  Agreement  between  SAVVIS   Communications Corporation and Bridge Information Systems, Inc.

10.14+    Form of Technical Services Agreement between SAVVIS Communications Corporation and Bridge Information Systems, Inc.

10.15*    Form of Promissory Note made by the Registrant and payable to the order of Bridge Information Systems, Inc.

11.1*     Statement regarding computation of net income per share

21.1**    Subsidiaries of the Registrant

23.1*     Consent of Deloitte & Touche LLP

23.2*     Consent of Ernst & Young LLP

23.3*     Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24.1**    Power of attorney (included in the signature page to this registration statement)


27.1*     Financial Data Schedule

-----------

*        To be filed by amendment

**       Previously filed

+        Request for Confidential Treatment

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as may be required by the underwriters to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on December 20, 1999.


                                        SAVVIS COMMUNICATIONS CORPORATION


                                        By: /s/ Robert McCormick
                                          ------------------------------------
                                            Robert McCormick
                                            Acting President and Chief Executive
                                            Officer and Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons, in the capacities indicated below, on the dates indicated.


              Signature                                Title                                Date
              ---------                                -----                                ----


         /s/ Robert McCormick              Acting President and Chief               December 20, 1999
-----------------------------              Executive Officer and Chairman of
            Robert McCormick               the Board (principal executive
                                           officer)


      /s/ David J. Frear*                  Executive Vice President, Chief          December 20, 1999
-------------------------------            Financial Officer and Director
             David J. Frear                (principal financial officer and
                                           principal accounting officer)

   /s/ Clyde A. Heintzelman*               Director                                 December 20, 1999
------------------------------
          Clyde A. Heintzelman


    /s/ Thomas McInerney*                  Director                                 December 20, 1999
------------------------------
           Thomas McInerney


       /s/ Patrick Welsh*                  Director                                 December 20, 1999
------------------------------
             Patrick Welsh

                                      II-7


    /s/ Thomas M. Wendel*                     Director                                 December 20, 1999
-----------------------------
            Thomas M. Wendel


*By:  /s/ Robert McCormick                    Director                                 December 20, 1999
      --------------------
        Robert McCormick
        Attorney-in-Fact and
        Agent




                                  EXHIBIT INDEX

Number    Exhibit Description

1.1*      Form of Underwriting Agreement

3.1**     Amended and Restated Certificate of Incorporation of the Registrant

3.2**     Amended and Restated Bylaws of the Registrant

4.1*      Form of Common Stock Certificate

5.1*      Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being offered

10.1**    1999 Stock Option Plan

10.2*     Form of Incentive Stock Option Agreement under the 1999 Stock Option Plan

10.3*     Form of Incentive Stock Option Agreement under the 1999 Stock Option Plan

10.4*     Form of Non-Qualified Stock Option Agreement under the 1999 Stock Option
          Plan

10.5*     Amended and Restated Agreement and Plan of Merger, dated March 9, 1999, among the Registrant, SAVVIS Acquisition Corp.
          and Bridge Information Systems, Inc.

10.6*     Employment Agreement, dated December 4, 1998, between the Registrant and Clyde A. Heintzelman

10.7*     Letter Agreement, dated November  12, 1999, between the Registrant and Clyde A. Heintzelman

10.8*     Letter Agreement, dated June 14, 1999, between the Registrant and David J. Frear

10.9*     Letter Agreement, dated September 30, 1999, between the Registrant and James D. Mori

10.10*    Form of Master Establishment and Transition Agreement between the Registrant and Bridge Information Systems, Inc.

10.11*    Form of Administrative Services Agreement between SAVVIS Communications Corporation and Bridge Information Systems,
          Inc.

10.12*    Form of Equipment Colocation Permit between the Registrant and Bridge Information Systems, Inc.

10.13+    Form of Network Services Agreement between SAVVIS Communications Corporation and Bridge Information Systems, Inc.


10.14+    Form of Technical Services Agreement between SAVVIS Communications Corporation and Bridge Information Systems, Inc.

10.15*    Form of Promissory Note made by the Registrant and payable to the order of Bridge Information Systems, Inc.

11.1*     Statement regarding computation of net income per share

21.1**    Subsidiaries of the Registrant

23.1*     Consent of Deloitte & Touche LLP

23.2*     Consent of Ernst & Young LLP

23.3*     Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24.1**    Power of attorney (included in the signature page to this registration statement)

27.1*     Financial Data Schedule

-----------

*    To be filed by amendment

**   Previously filed

+    Request for Confidential Treatment